As filed with the Securities and Exchange Commission on November 18, 2021

Registration No. 333-260996

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SG Blocks, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	5030	95-4463937
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

195 Montague Street, 14th Floor

Brooklyn, New York 11201

(646) 240-4235

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Paul M. Galvin

Chief Executive Officer and

Chairman of the Board of Directors

SG Blocks, Inc.

195 Montague Street, 14th Floor

Brooklyn, New York 11201

(646) 240-4235

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Leslie Marlow, Esq.

Hank Gracin, Esq.

Patrick J. Egan, Esq.
Gracin & Marlow, LLP

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York 10174

(212) 907-6457

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. The Selling Stockholder identified in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED NOVEMBER 18, 2021

1,898,630 Shares of common stock

This prospectus relates to the resale from time to time, by the selling stockholder (the “Selling Stockholder”) identified in this prospectus under the caption “Selling Stockholder,” of up to 1,898,630 shares of our common stock issuable upon exercise of certain outstanding warrants (the “Warrants”). We issued the Warrants to the Selling Stockholder in a private placement concurrent with a registered direct offering of 975,000 shares of our common stock and pre-funded warrants to purchase up to an aggregate of 2,189,384 shares of common stock. The registered direct offering and the concurrent private placement of the Warrants was completed on October 27, 2021.

The Selling Stockholder may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholder may sell its shares of common stock in the section titled “Plan of Distribution” on page 10 of this prospectus. We will pay the expenses incurred in registering the securities covered by this prospectus, including legal and accounting fees. To the extent the Selling Shareholder decides to sell its shares of common underlying the Warrants, we will not control or determine the price at which the shares are sold.

We are not selling any shares of common stock and will not receive any proceeds from the sale of the warrant shares by the Selling Stockholder under this prospectus. Upon the exercise of the warrants for all 1,898,630 shares of our common stock by payment of cash, however, we will receive aggregate gross proceeds of approximately $9.1 million.

Our common stock is listed on the Nasdaq Capital Market under the symbol “SGBX”. On November 17, 2021, the last reported sale price of our common stock on the Nasdaq Capital Market was $2.53 per share.

Investing in our securities involves significant risks, including those set forth in the “Risk Factors” section of this prospectus beginning on page 4.

See “Plan of Distribution” beginning on page 10 of this prospectus for more information on this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November   , 2021

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus, incorporated by reference in this this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to you. We have not, and the Selling Stockholder has not, authorized anyone to provide you with any information other than that contained, or incorporated by reference, in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell our securities. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: We have not and the Selling Stockholder has not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe that the data obtained from these industry publications and third-party research, surveys and studies are reliable. The Company is ultimately responsible for all disclosure included in this prospectus.

This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described in this prospectus under the heading “Where You Can Find Additional Information.”

Smaller Reporting Company – Scaled Disclosure

Pursuant to Item 10(f) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as indicated herein, we have elected to comply with the scaled disclosure requirements applicable to “smaller reporting companies,” including providing two years of audited financial statements.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes that are incorporated by reference into this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this prospectus or incorporated by reference in this prospectus. In this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our,” “SG Blocks” and the “Company” refer to SG Blocks, Inc. Except as disclosed in the prospectus, the financial statements and selected historical financial data and other financial information included in, or incorporated by reference into, this prospectus are those of SG Blocks, Inc.

Overview

Using our proprietary technology and design and engineering expertise, we modify code-engineered cargo shipping containers and purpose-built modules for use for safe and sustainable commercial, industrial and residential building construction. Rather than consuming new steel and lumber, our proprietary technology and design and engineering expertise allows for the redesign, repurpose and conversion of heavy-gauge steel cargo shipping containers into SGBlocks™, which are safe green building blocks for commercial, industrial, and residential building construction.

Our business model originally was a project-based construction model pursuant to which we were responsible for the design, construction and sale of finished products that incorporated our technology to customers throughout the United States primarily in the multi-family housing, restaurant, military and education industries. From October 2019 to June 2021, our business model for residential building construction became a royalty-fee model established under a five-year exclusive license with CPF MF 2019-1 LLC (“CPF”) pursuant to which CPF received an exclusive license for our proprietary technology for residential use, including, without limitation, single-family residences and multi-family residences, but specifically excluding military housing. Our Ridge Avenue Project, a residential housing project in Atlanta, was also excluded from the license to CPF.  In June 2021, we terminated the license to CPF and recommenced our original project-based business model pursuant to which we design, construct and sell finished products to customers throughout the United States.

In April 2020, we expanded our product offerings and began focusing on the medical projects when we entered into the COVID-19 diagnostic market through the distribution of COVID-19 diagnostic tests.  We have subsequently entered into additional collaborations for the distribution of diagnostic tests as well as collaborations for the use of our modular technology for the building of medical test centers that include COVID-19 testing. During 2020, we entered into a joint venture, and have begun, to provide clinical lab testing, as well as test kit sales related to a separate distributer agreement.

In September 2020, we acquired substantially all the assets of Echo, a Texas limited liability company. Echo is a container/modular manufacturer based in Durant, Oklahoma specializing in the design and construction of permanent modular and temporary modular buildings and was one of our key supply chain partners. Echo catered to the military, education, administration facilities, healthcare, government, commercial and residential customers. This acquisition has allowed us to expand our reach for our Modules and offers us an opportunity to vertically integrate a large portion of our cost of goods sold, as well as increase margins, productivity and efficiency in the areas of design, estimating, manufacturing and delivery.

Corporate Information

We were incorporated in the State of Delaware on December 29, 1993 under the name CDSI Holdings, Inc. On November 4, 2011, CDSI Merger Sub, Inc., our wholly-owned subsidiary, completed a reverse merger with and into SG Building Blocks, Inc. (“SG Building”), with SG Building surviving the reverse merger as our wholly owned subsidiary. We primarily conduct our current operations through SG Building. Prior to our emergence from bankruptcy in June 2016, our common stock was quoted on the OTC Bulletin Board. Our common stock is currently listed for trading on the Nasdaq Capital Market under the symbol “SGBX.”

Our principal offices are located at 195 Montague Street, 14th Floor, Brooklyn, New York 11201. Our website address is www.sgblocks.com. The information contained in, and that can be accessed through our website, is not incorporated into and is not a part of this report.

Registered Direct Offering of Common Stock and Pre-Funded Warrant and Concurrent Private Placement of Warrants

On October 25, 2021, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the Selling Stockholder, pursuant to which we agreed to issue and sell: (i) in a registered direct offering directly to the Selling Stockholder (the “Registered Offering”), an aggregate of 975,000 shares (the “Shares”) of our common stock and Pre-Funded Warrants to purchase 2,189,384 shares of our common stock and (ii) in a concurrent private placement, the Warrants to purchase an aggregate of 1,898,630 shares of common stock for gross proceeds of approximately $11.5 million before deducting the placement agent fee and related offering expenses. The Warrants are immediately exercisable, expire on the five- year anniversary of the issuance date and have an initial exercise price of $4.80 per share, subject to adjustment.

The Shares and Pe-Funded Warrants were offered and sold by us pursuant to a prospectus supplement, which was filed with the Securities and Exchange Commission (the “SEC”) on October 26, 2021 pursuant to Rule 424(b)(5) of the Securities Act in connection with a takedown from our effective shelf registration statement on Form S-3 (File No. 333-228882), which was filed with the SEC on December 18, 2018 and subsequently declared effective on February 7, 2019. No Pre-Funded warrants remain outstanding as of the date this prospectus.

The Warrants and the shares of our common stock issuable upon the exercise of the Warrants were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. We closed the Offerings on October 27, 2021.

The foregoing summaries of the Purchase Agreement, the Pre-Funded Warrant and the Warrant do not purport to be complete and are qualified in their entirety by such documents attached as Exhibits 10.1 and 4.1 and 4.2, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on October 26, 2021, each of which is incorporated herein by reference.

THE OFFERING

This prospectus relates to the resale or other disposition from time to time by the Selling Stockholder identified in this prospectus of up to 1,898,630 shares of our common stock issuable upon exercise of the Warrants. None of the shares registered hereby are being offered for sale by us.

Securities offered by the Selling Stockholder	1,898,630 shares of common stock

Common stock Outstanding prior to this offering	11,986,873 shares of common stock

Common stock to be outstanding after this offering, assuming exercise of the Warrants issued pursuant to the Purchase Agreement	13,885,503 shares (assuming full exercise of the warrants issued in our initial public offering)

Terms of the offering	The Selling Stockholder and any of its pledgees, assignees and successors-in-interest will determine when and how they sell the shares offered in this prospectus and may, from time to time, sell any or all of their shares covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. See “Plan of Distribution.”

Use of Proceeds	We may receive up to approximately $9.1 million in aggregate gross proceeds from cash exercises of the Warrants, based on the per share exercise price of the Warrants. Any proceeds we receive from the exercise of the Warrants will be used for working capital and other general corporate purposes. See “Use of Proceeds.”

Risk Factors	Investment in our securities involves a high degree of risk and could result in a loss of your entire investment. See “Risk Factors” beginning on page 4 and the similarly entitled sections in the documents incorporated by reference into this prospectus.

Nasdaq Capital Market Symbol	Our common stock is listed on the Nasdaq Capital Market under the symbol “SGBX”.

Except as otherwise indicated herein, the number of shares of our common stock to be outstanding after this offering is based on 11,986,873 shares of common stock outstanding as of November 9, 2021 and excludes:

●	1,898,630 shares of common stock issuable as of the date hereof upon the exercise of the Warrants at a weighted average exercise price of $4.80 per share; and

RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks, uncertainties and assumptions contained in this prospectus and discussed under the heading “Risk Factors” included in our most recently filed Form 10-K, as revised or supplemented by subsequent filings, which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Our business, financial condition, results of operations and future growth prospects could be materially and adversely affected by any of these risks. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “anticipate,” “aim,” “believe,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “poise,” “project,” “potential,” “suggest,” “should,” “strategy,” “target,” “will,” “would,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference into this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The section in this prospectus entitled “Risk Factors” and the sections in our periodic reports, including our most recent Form 10-K entitled “Business,” and in the Form 10-K and the subsequent Forms 10-Q entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the documents or reports incorporated by reference into this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

Risks related to our Financial Position and Capital Requirements

●	We may be unable to raise needed capital, on reasonable terms or at all, should our revenue remain flat or decrease.
●	We have incurred net losses in prior periods and there can be no assurance that we will generate income in the future, or that we will be able to successfully achieve or maintain our growth strategy.
●	An impairment of goodwill could have a material adverse effect on our financial condition and results of operations.

Risks Related to our Company

●	Our residential construction business is difficult to evaluate because we recently changed our business model.
●	The impact of the COVID-19 coronavirus outbreak has negatively impact our ability to source certain products, impact product pricing, impact our customers’ ability or that of our licensee to obtain financing or have a negative impact on our business.
●	We may be unable to successfully integrate the Echo business with its current management and structure and the acquisition of Echo DCL, LLC may not result in the benefits anticipated.
●	We are dependent on the services of key personnel, a few customers and vendors, the unexpected loss of any of which may adversely affect our operations.
●	We currently are, and may in the future be, subject to legal proceedings or investigations.
●	We have identified weaknesses in our internal controls, and we cannot provide assurances that these weaknesses will be effectively remediated or that additional material weaknesses will not occur in the future.

Risks Related to our Business and Industry

●	The inability to secure materials and products from our suppliers in a timely manner or at competitive prices could adversely affect our business.
●	We depend on third parties for transportation services, and limited availability or increases in costs of transportation could adversely affect our business and operations.
●	We may have difficulty protecting our proprietary manufacturing processes.
●	Expansion of our operations may strain resources, and our failure to manage growth effectively could adversely impact our operating results and harm our ability to attract and retain key personnel.
●	Our clients may adjust, cancel or suspend the contracts in our backlog.
●	Our liability for estimated warranties may be inadequate.
●	We can be adversely affected by failures of persons who act on our behalf to comply with applicable regulations and guidelines.
●	The cyclical and seasonal nature of the construction industry causes our revenues and operating results to fluctuate, and we expect this cyclicality and seasonality to continue in the future.
●	Our business depends on the construction industry and general business, financial market and economic conditions.
●	Our business relies on private investment and a slower than expected economy may adversely affect our results.

●	A material disruption at one of our suppliers’ facilities could prevent us from meeting customer demand, reduce our sales and negatively affect our overall financial results.

●	Environmental, health and safety laws and regulations and any changes to, or liabilities arising under, such laws and regulations could have a material adverse effect on our financial condition, results of operations and liquidity.
●	Our business may be subject to economic and political risks of operating and obtaining supplies from foreign countries, including adverse impact of changes in international trade and tariff policies.
●	Cybersecurity risks related to the technology used in our operations and other business processes, as well as security breaches of company, customer, employee and vendor information, could adversely affect our business.
Our projections of the number of units we anticipate building for each project and the timelines although based upon assumptions that we believe are reasonable, may not be realized.

Risks Related to the Construction Sector

●	We, may be dependent upon third-party financing, and our financial condition and results of operations could be negatively affected if additional third-party financing for our customers does not become available.
●	The construction industry is highly competitive, and such competition may increase the adverse effects of industry conditions, including the consolidation of the industry.
●	There can be no assurance that Modules or modular construction techniques that utilize our technology and expertise will achieve market acceptance and grow; thus, the future of our business and the modular construction industry as a whole is uncertain.
●	Government regulations and legal challenges may delay the start or completion of our projects, increase our expenses or limit our building activities, which could have a negative impact on our operations.
●	The dangers inherent in our operations, such as disruptions to our facilities and project sites, and the limits on insurance coverage could expose us to potentially significant liability costs and materially interfere with the performance of our operations.

Risks Related to the Clarity Mobile Venture Sector

●	There can be no assurance that the velocity of COVID-19 tests being conducted by Clarity Mobile Venture will continue at current rates or be effective for new variants of the COVID-19 virus.
●	We may be adversely affected by the actions of our competitors, many of whom have substantially greater financial, technical and other resources than we have.
●	We rely on third-party vendors to supply Clarity Mobile Venture with COVID-19 tests that, if we were unable to obtain, could adversely affect our business.

Risks Related to our Common Stock

●	Our failure to meet the continued listing requirements of the Nasdaq Capital Market could result in a delisting of our common stock.
●	Our stock price has been subject to fluctuations in the past, has recently been volatile, and will likely continue to be subject to fluctuations and decline, due to factors beyond our control, and investors in our common stock may lose all or part of their investment in our company.
●	Sales of a substantial number of shares of our common stock in the public market, or the perception that they might occur, could cause the price of our common stock to decline.
●	The issuance of shares of our common stock upon the exercise of outstanding options, warrants and restricted stock units may dilute the percentage ownership of the then-existing stockholders and may make it more difficult to raise additional equity capital.
●	Certain provisions of Delaware law could discourage, delay or prevent a merger or acquisition at a premium price.
●	As a “smaller reporting company,” we have availed ourselves of reduced disclosure requirements, which may make our common stock less attractive to investors

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Forward-looking statements should be regarded solely as our current plans, estimates and beliefs. We have included important factors in the cautionary statements included in this document, particularly in the section entitled “Risk Factors” beginning on page 4 of this prospectus that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. You should read this prospectus and the documents that we have filed as exhibits to this prospectus and incorporated by reference herein completely and with the understanding that our actual future results may be materially different from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements contained in this prospectus are made as of the date of this prospectus and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

USE OF PROCEEDS

We will not receive any proceeds upon the sale of the shares of common stock by the Selling Stockholder in this offering. We will receive approximately $9.1 million of proceeds if all the Warrants are exercised for cash. We currently intend to use these proceeds for working capital and other general corporate purposes.

We will pay the expenses of registration of the shares of our common stock covered by this prospectus, including legal and accounting fees.

The prices at which the shares of common stock are covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of our common stock, by negotiations between the Selling Shareholders and buyers of our common stock in private transactions or as otherwise described in “Plan of Distribution.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT [UPDATE]

The following table sets forth certain information, as of November 9, 2021, with respect to the beneficial ownership of our common stock by each of the following:

●	each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;

●	each of our directors;

●	each of our named executive officers; and

●	all of our directors and executive officers as a group.

As of November 9, 2021, we had 11,986,873 shares of common stock outstanding.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of profits interest units, warrants or other rights that are either immediately exercisable or exercisable on or before January 8 2022, which is approximately 60 days after the date of this prospectus. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

	Common	Shares subject to Options &	Total Number of Shares Beneficially	Percentage
Name of Beneficial Owner(1)	Stock	RSU	Owned	Ownership
Executive Officers & Directors
Paul M. Galvin, Chairman and Chief Executive Officer(2)	6,170	452,652	458,822	3.7%
Yaniv Blumenfeld, Director(3)	1,556	21,749	23,305	*
Christopher Melton, Director(4)	557	22,582	23,139	*
Maggie Coleman, Director(5)	—	23,878	23,878	*
Stevan Armstrong, Chief Technology Officer(6)	822	44,400	45,222	*
Gerald Sheeran, Acting Chief Financial Officer(7)	417	66,750	67,167	*
Joseph Safina, Director (8\)	—	2,958	2,958	*
David Villarreal, Director (9)	—	2,958	2,958	*

All Current Executive Officers and Directors, as a group (9 persons)	9,522	700,426	709,948	5.6%

5% or Greater Stockholders
Lind Global Macro Fund, LP and affiliates (10)	737,500	—	737,500	6.2%
Armistice Capital Master Fund Ltd.(11)	815,000		815,000	6.8%

*	Less than 1% ownership interest.

(1)	The number of shares and the percent beneficially owned by each entity or individual are based upon 11,986,873 shares of common stock outstanding and assume the exercise of all exercisable options and vesting of all outstanding time-based restricted stock units (including those that would be exercisable or vested within 60 days of November 9, 2021). The percent beneficially owned is a fraction, the numerator of which is the number of shares of common stock beneficially owned by each entity or individual (including any exercisable options, as described herein) and the denominator of which is the number of outstanding shares of common stock plus the number of shares of common stock which would be issued upon (i) exercise by the subject entity or individual of such entity or individual’s own options and warrants and (ii) vesting of outstanding time-based restricted stock units. This method of computing the percent beneficially owned results in the aggregate ownership percentages of all owners exceeding 100%.

(2)	Includes 5,663 shares of common stock held directly by Mr. Galvin and 507 shares held by TAG Partners, LLC (“TAG”), an investment partnership formed for the purpose of investing in the Company. Mr. Galvin is a managing member of and has a controlling interest in TAG and may be deemed to beneficially own the share of common stock held by TAG, over which he has shared voting and dispositive power. Mr. Galvin disclaims beneficial ownership of the shares of common stock held by TAG except to the extent of his pecuniary interest therein. Also includes 23,800 options to purchase our common shares presently exercisable or exercisable within 60 days of November 9, 2021. Includes 428,852 in vested RSUs and does not include 306,840 unvested RSUs that will not vest within 60 days of November 9, 2021.

(3)	Includes 1,556 shares of common stock directly held by Mr. Blumenfeld. Includes 21,749 in vested RSUs and does not include 8,876 unvested RSUs that will not vest within 60 days of November 9, 2021.

(4)	Includes 20 shares of common stock held in Mr. Melton’s retirement account, which Mr. Melton indirectly owns, and 537 shares of common stock held directly by Mr. Melton. Includes 833 options held by Mr. Melton to purchase our common stock presently exercisable or exercisable within 60 days of November 9, 2021. Includes 21,749 in vested RSUs and does not include 8,876 unvested RSUs that will not vest within 60 days of November 9, 2021.

(5)	Includes 23,878 in vested RSUs and does not include 8,876 unvested RSUs that will not vest within 60 days of November 9, 2021.

(6)

Includes 216 shares of common stock held directly by Mr. Armstrong and 606 shares of common stock held by SMA Development Group, LLC, an entity controlled by Mr. Armstrong. Mr. Armstrong and SMA Development Group, LLC, share voting and dispositive power over such shares. Mr. Armstrong disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein, and this shall not be deemed to be an admission that Mr. Armstrong is the beneficial owner of such shares. The business address for SMA Development Group, LLC, is 912 Bluff Road, Brentwood, Tennessee 37027. Also includes 4,650 options to purchase common stock presently exercisable or exercisable within 60 days of November 9, 2021. Includes 39,750 in vested RSUs and does not include 51,806 unvested RSUs that will not vest within 60 days of November 9, 2021.

(7)	Includes 417 shares of common stock held by Mr. Sheeran. Also includes 1,250 options to purchase common stock presently exercisable or exercisable within 60 days of November 9, 2021. Includes 65,500 in vested RSUs and does not include 112,500 unvested RSUs that will not vest within 60 days of November 9, 2021.

(8)	Includes 2,958 in vested RSUs and does not include 8,876 unvested RSUs that will not vest within 60 days of November 9, 2021.

(9)	Includes 2,958 in vested RSUs and does not include 8,876 unvested RSUs that will not vest within 60 days of November 9, 2021.

(10)	Share ownership information is based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on January 7, 2021 by Lind Global Macro Fund LP., Lind Global Partners LLC and Jeff Easton. Lind Global Partners, the general partners of Lind Global Macro Fund, L.P. may be deemed to have sole voting and dispositive power with respect to shares held by Lind Global Macro Fund LP. Jeff Easton, the managing member of Lind Global Partners LLP may be deemed to have sole voting and dispositive power with respect to shares held by Lind Global Macro Fund LP. The principal business address for each of the foregoing is 444 Madison Avenue, New York, New York 10022.

(11)	The shares are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. The Master Fund’s address is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022. The Master Fund may not exercise the Warrants to the extent such exercise would cause the Master Fund, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon conversion or exercise of such securities which have not been so converted or exercised.

SELLING STOCKHOLDER

The shares of common stock being offered by the Selling Stockholder are those issuable upon the exercise of the Warrants. For additional information regarding the issuance of these securities, see “Prospectus Summary—Registered Direct Offering of Common Stock and Pre-Funded Warrants and Concurrent Private Placement of Warrants” on page 2 of this prospectus. We are registering the shares of common stock issuable upon exercise of the Warrants in order to permit the Selling Stockholder to offer the shares for resale from time to time. Except for the ownership of the Warrants, the transactions contemplated pursuant to the Purchase Agreement and other financings completed by us, the Selling Stockholder has not had any material relationship with us within the past three years.

The following table sets forth certain information with respect to the Selling Stockholder, including (i) the number of shares of our common stock beneficially owned by the Selling Stockholder prior to this offering without regard to any beneficial ownership limitations contained in the Warrants (as defined below);, (ii) the number of shares being offered by the Selling Stockholder pursuant to this prospectus and (iii) the Selling Stockholder’s beneficial ownership after completion of this offering assuming the sale of all of the shares of common stock covered by this prospectus. The registration of the shares of common stock issuable to the Selling Stockholder upon the exercise of the Warrants does not necessarily mean that the Selling Stockholder will sell all or any of such shares, but the number of shares and percentages set forth in the final two columns below assume that all shares of common stock being offered by the Selling Stockholder are sold.

The table is based on information supplied to us by the Selling Stockholder, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC, and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a Selling Stockholder and the percentage ownership of that Selling Stockholder, shares of common stock subject to warrants held by that Selling Stockholder that are exercisable within 60 days after November 9, 2021, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership after this offering is based on 11,986,873 shares of common stock outstanding on November 9, 2021.

This prospectus covers the resale of 1,898,630 shares of our common stock that may be sold or otherwise disposed of by the Selling Stockholder. Such shares are issuable to the Selling Stockholder upon the exercise of the Warrants. The Warrants are immediately exercisable on the date of their issuance and expire five (5) years from the date they became exercisable. All of the Warrants have an exercise price of $4.80 per share. See “Prospectus Summary — Registered Direct Offering of Common Stock and Pre-Funded Warrants and Concurrent Private Placement of Warrants” above for a complete description of the Warrants. The Selling Stockholder may sell all, some or none of their shares in this offering, but the number of shares and percentages set forth in the final two columns below assume that all shares of common stock being offered by the Selling Stockholder are sold. See “Plan of Distribution.”

	Number of Shares of common stock Beneficially Owned Prior to this Offering (1)	Maximum Number of Shares of common stock to be Offered for Resale in this Offering(2)	Shares of common stock Beneficially Owned Immediately Following This Offering(1)
Name		Number	Number	Percentage
Armistice Capital Master Fund Ltd.(2)	2,713,630	1,898,630	815,000	6.8%

*	Less than 1%

(1)	Percentage is based on 11,986,873 shares of common stock outstanding as of November 9, 2021, assuming the resale of all common stock covered by this prospectus and giving effect to the 4.99% beneficial ownership blockers in the Warrants and Pre-Funded Warrants (as defined below).

(2)	Consists of (i) 815,000 shares of common stock, and (ii) Warrants to purchase up to 1,898,630 shares of common stock. These securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. The Master Fund’s address is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022. The Master Fund may not exercise the Warrants to the extent such exercise would cause the Master Fund, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon conversion or exercise of such securities which have not been so converted or exercised.

Relationship with Selling Stockholder

To our knowledge, the Selling Stockholder did not have any position, office, or other material relationship with us or any of our affiliates within the past three years.

PLAN OF DISTRIBUTION

The Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its securities covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction, a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the Selling Stockholder does not own any Warrants or any shares of our common stock issuable upon exercise of the Warrants. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Pursuant to applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF OUR SECURITIES

The following description of our capital stock and the provisions of our certificate of incorporation and our bylaws are summaries and are qualified by reference to the certificate of incorporation and the bylaws. We have filed copies of these documents with the SEC as exhibits to our registration statement of which this prospectus forms a part.

Description of Common Stock

For a description of our capital stock, please see the Description of Securities included as Exhibit 4.12 to our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on April 15, 2021, which is incorporated by reference herein. See “Incorporation of Certain Documents By Reference” and “Where You Can Find Additional Information.”

Authorized Shares of common stock.   We currently have authorized 25,000,000 shares of common stock.

Voting.  Holders of our common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors, and do not have cumulative voting rights. Our directors are elected by a plurality of the votes cast by the stockholders entitled to vote at our annual meeting of stockholders.

Dividends.  Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of our common stock are entitled to receive dividends ratably when, as and if declared by our Board of Directors, out of funds legally available for that purpose. We have not paid any dividends on our common stock and none are contemplated in the foreseeable future. We anticipate that all earnings that may be generated from our operations will be used to finance our growth.

Liquidation. Upon our liquidation, dissolution or winding up, holders of the Warrants are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any.

Rights and Preferences.  The holders of our common stock have no preemptive, subscription or redemption rights pertaining to our common stock and have no rights to convert their common stock into any other securities. The absence of preemptive rights could result in a dilution of the interest of the existing stockholders should additional shares of our common stock be issued. In addition, the rights of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future.  See “Risk Factors” section in our most recent Form 10-K for a further description of risks related to our common stock.

Fully Paid and Nonassessable.  All of our issued and outstanding shares of common stock are fully paid and nonassessable.

Warrants

The Warrants were issued on October 27, 2021 in the Private Placement in connection with a simultaneous registered direct offering of our common stock and pre-funded warrants to purchase shares of common stock. As of November 9, 2021, the Warrants were exercisable for an aggregate of 1,898,630 shares of common stock.

Duration and Exercise Price. The Warrants have an exercise price of $4.80 per share, are exercisable upon issuance and expire five years from the date of issuance. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability. The Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise.

If a registration statement or current prospectus is not effective or available for the registration of the Warrants or the resale of the shares of common stock underlying the Warrants under the Securities Act, at any time 60 days after the issue date, the holder may, in its sole discretion, elect to exercise the Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. Any holder may increase or decrease such percentage, but in no event may such percentage be increased to more than 9.99%, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment. The exercise price of the Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock and also upon any distributions of assets, including cash, stock or other property to our shareholder.

Exchange Listing. There is no established trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other trading market.

Participation Rights. If at any time we grant, issue or sell any shares of common stock or Common Stock Equivalents (as defined in the Warrant) or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any shares of common stock (the “Purchase Rights”), the holder of the Warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, subject to the beneficial ownership limitations, the aggregate Purchase Rights which the holder of the Warrants could have acquired if the Holder had held the number of common stock acquirable upon complete exercise of the Warrant.

Fundamental Transactions. If (i) we, directly or indirectly, in one or more related transactions effect any merger or consolidation of the Company with or into another person, (ii) we, directly or indirectly, effect any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of our common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding shares of Common Stock, (iv) we, directly or indirectly, in one or more related transactions effect any reclassification, reorganization or recapitalization of the shares of common stock or any compulsory share exchange pursuant to which the shares of common stock are effectively converted into or exchanged for other securities, cash or property, or (v) we, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding shares of common stock (not including any shares of common stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination, each a “Fundamental Transaction,” then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of our shares of common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder of Warrants shall be given the same choice as to the consideration it receives upon any exercise of the Warrants following such fundamental transaction. In addition, the successor entity, at the request of the holders of Warrants, will be obligated to purchase any unexercised portion of the Warrants in accordance with the terms of such warrants.

Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, we or any Successor Entity (as defined in the Warrant) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase the Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of the Warrant on the date of the consummation of such Fundamental Transaction; provided, however, if the Fundamental Transaction is not within our control, including not approved by our Board of Directors, the Holder will only be entitled to receive from us or any Successor Entity, as of the date of consummation of such Fundamental Transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value (as defined in the Warrant) of the unexercised portion of the Warrant, that is being offered and paid to the holders of common stock in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of common stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction.

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our Common Stock, the holder of a Warrant will not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the warrant.

Resale/Registration Rights. We have filed this registration statement with the SEC that includes this prospectus to register for resale under the Securities Act, the shares of common stock issuable upon exercise of the Warrants to satisfy our obligations in connection with the private placement. We are required to use commercially reasonable efforts to cause such registration to become effective within 45 days of the closing of the offering (or 60 days in the event of a full review by the SEC) and to keep such registration statement effective at all times until no investor owns any warrants or shares issuable upon exercise thereof.

Listing

Our common stock is listed for trading on The Nasdaq Capital Market under the symbol “SGBX.” Our warrants issued in connection with our initial public offering in June 2017 are currently listed on The Nasdaq Capital Market under the symbol “SGBXW.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, LLC. The transfer agent’s principal business address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (800) 937-5449.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus have been passed upon for us by Gracin & Marlow, LLP, New York, New York.

EXPERTS

The consolidated financial statements as of December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020 incorporated by reference in this prospectus supplement and the registration statement have been so incorporated in reliance on the report of Whitley Penn, LLC, an independent registered public accounting firm, incorporated by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering to sell. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement and the exhibits, schedules and amendments to the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this prospectus about the contents of any contract, agreement or other document are not necessarily complete, and, in each instance, we refer you to the copy of the contract, agreement or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

The SEC maintains an Internet website, which is located at www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s Internet website. Upon completion of this offering, we will be subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, and we will file reports, proxy statements and other information with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act including those made after (i) the date of Amendment No. 1 to the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement and (ii) the date of this prospectus and before the completion of the offering of the shares of our common stock included in this prospectus:

●	Our Annual Report on Form 10-K for the year ended December 31, 2020 (File No. 001-38037) filed with the SEC on April 15, 2021 and our Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2020 (File No. 001-38037) filed with the SEC on April 30, 2021;

●	Our Definitive Proxy Statement on Schedule 14A (File No. 001-38037) filed with the SEC on July 14, 2021;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021 (File No. 001-38037) filed with the SEC on May 20, 2021;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021 (File No. 001-38037) filed with the SEC on August 16, 2021;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021 (File No. 001-38037) filed with the SEC on November 15, 2021;

●	Our Current Reports on Form 8-K (File No. 001-38037) filed with the SEC February 1, 2021, May 11, 2021 (other than as indicated therein), June 3, 2021, June 7, 2021, June 21, 2021, June 28, 2021, July 19, 2021, and August 20, 2021, August 23, 2021, October 1, 2021, October 4, 2021, October 26, 2021 and October 28, 2021 (other than as indicated therein); and

●	The description of the Registrant’s common stock contained in our Registration Statement on Form 8-A filed under the Exchange Act, as filed on March 20, 2017 (File No. 001-38037), including any amendment or report filed for the purpose of updating such description, as updated by the description of the common stock filed as Exhibit 4.12 to our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on April 15, 2021, including any amendments or reports filed for the purpose of updating such description.

Any statement contained in this prospectus or any prospectus supplement, or in a document incorporated or deemed to be incorporated by reference herein or therein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequent prospectus supplement or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) from our website (www.adiapharma.com) or by writing or calling us at the following address and telephone number:

SG Blocks, Inc.

195 Montague Street, 14th Floor
Brooklyn, New York 11201

(646) 240-4235

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

1,898,630 SHARES OF COMMON STOCK UNDERLYING WARRANTS

PROSPECTUS

November    , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the registrant, other than any estimated underwriting discounts and commissions, in connection with the offering and sale of the shares of common stock being registered. The Selling Stockholder will pay any underwriting discounts, commissions and transfer taxes applicable to shares of common stock sold by it. All amounts shown are estimates except for the SEC registration fee.

Amount
SEC registration fee	$845
Legal fees and expenses	25,000
Accounting fees and expenses	10,000
Miscellaneous	4,155
Total	$40,000

Item 14. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL, which prohibits our certificate of incorporation from limiting the liability of our directors for the following:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	unlawful payment of dividends or unlawful stock repurchases or redemptions; or

●	any transaction from which the director derived an improper benefit.

Our amended and restated certificate of incorporation, as amended, provides for indemnification of our directors and executive officers to the maximum extent permitted by the DGCL, and our amended and restated bylaws provide for indemnification of our directors and executive officers to the maximum extent permitted by the DGCL.

We have entered into indemnification agreements with each of our current directors. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

Except as otherwise disclosed under the heading “Legal Proceedings” in the “Business” section of this registration statement, there is at present no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The Registrant has an insurance policy in place that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 15. Recent Sales of Unregistered Securities.

During the last three years, we have issued unregistered securities to the persons described below. None of these transactions involved any underwriters, underwriting discounts or commissions, or any public offering. We believe that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof as a transaction not involving a public offering. The recipients both had access, through their relationship with us, to information about us.

On October 25, 2021 in connection with a registered direct offering of our common stock and pre-funded warrants to purchase shares of common stock, we entered into a securities purchase agreement with an institutional investor (the “Purchaser”), pursuant to which, among other things, we sold to the Purchaser warrants (the “Warrants”) to purchase up to 1,898,630 shares of our common stock in a private placement. No separate consideration was paid for the issuance of the Warrants.

On June 10, 2020, the Company entered into an Exchange Agreement with an accredited investor to exchange a promissory note issued to him by the Company, dated February 4, 2020, in the principal amount of $200,000, together with the interest accrued thereon, for 73,665 shares of the Company’s common stock (the “Shares”). The Shares are restricted from transfer for a period of six months from their issuance.

On February 4, 2020, we entered into a Securities Purchase Agreement with an accredited investor, pursuant to which we issued to the investor a secured note in the aggregate principal amount of $200,000 (the “Note”). The Note is one of a series of up to $400,000 of notes that may be issued by us, bears interest at a rate of nine percent (9%) per annum, is due on July 31, 2023, and is secured under a Pledge Agreement, dated February 4, 2020, entered into with the investor by a security interest in the royalty payable to us under that certain Exclusive License Agreement, dated October 3, 2019, with CPF GP 2019-1 LLC.

On November 12, 2019, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an investor, pursuant to which we issued to the investor a senior secured convertible debenture in the principal amount of $480,770 (the “Debenture”) for proceeds of $375,000 (representing an original issue discount of 22%). The Debenture was due 110 days after issuance and was secured under a Security Agreement, dated November 12, 2019, entered into with the investor by a security interest in all of our existing and future assets, subject to existing security interests and exceptions. We had the right to redeem all or a portion of the outstanding principal of the Debenture (i) prior to the maturity date without interest and with no conversion by the investor and (ii) after the maturity date at a premium of 120%, and with interest accruing at 24% from the maturity date. The Debenture was convertible into shares of our common stock only upon (i) the occurrence of an Event of Default (as defined in the Debenture) or (ii) at maturity in the event any principal remains outstanding, at a conversion price equal to the lower of (x) 67.5% of the lowest daily VWAPs of the common stock during the five consecutive trading days immediately preceding the Event of Default or date of maturity or (y) if the Debenture was not fully paid as of the Maturity, the lowest daily VWAP during the ten (10) consecutive trading days immediately preceding the date of the applicable Conversion, and based on a conversion amount determined by the product of (x) the portion of the principal and accrued interest to be converted and (y) 120% or (y) if the Debenture was not fully paid as of the Maturity Date and no conversions had been effected under the Debenture, the lowest daily VWAP during the ten (10) consecutive Trading Days immediately preceding the date of the applicable Conversion; subject to certain limitations. The Debenture was paid in full in December 2020.

In connection with the issuance of the Debenture, we entered into a Placement Agency Agreement with ThinkEquity, a division of Fordham Financial Management, Inc. (the “Placement Agent”), pursuant to which, in addition to cash fees, we agreed to grant to the Placement Agent or its designees warrants to purchase up to 9% of the aggregate number of shares of common stock underlying the Debenture, which equals 5,404 shares of common stock, at an exercise price of 110% of the closing price of our common stock on the closing date (the “Placement Agent Warrants”).The Placement Agent Warrants were exercisable, in whole or in part, commencing on the issuance date and had an exercise period of five years. In the event that there was not an effective registration statement permitting for the resale of the shares underlying the Placement Agent Warrants, the Placement Agent Warrant’s would be exercisable on a cashless basis. The Placement Agent Warrants were extinguished in December 2019.

We did not pay or give, directly or indirectly, any commission or other remuneration, including underwriting discounts or commissions, in connection with any of the issuances of securities listed above. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their employment or other relationship with us or through other access to information provided by us, to information about us. The sales of these securities were made without any general solicitation or advertising.

Item 16. Exhibits and Financial Statement Schedules.

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this registration statement.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brooklyn, State of New York, November 18, 2021.

SG BLOCKS, INC.

By:	/s/ Paul M. Galvin
Name:	Paul M. Galvin
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act 1933, this Amendment No. 1 to the registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul M. Galvin	Chairman and Chief Executive Officer	November 18, 2021
Paul M. Galvin	(Principal Executive Officer)

/s/ Gerald Sheeran	Acting Chief Financial Officer	November 18, 2021
Gerald Sheeran	(Principal Financial and Accounting Officer)

*	Director	November 18, 2021
Yaniv Blumenfeld

*	Director	November 18, 2021
Margaret Coleman

*	Director	November 18, 2021
Christopher Melton

*	Director	November 18, 2021
Joseph Safina

*	Director	November 18, 2021
David Villareal

*By:	/s/ Paul M. Galvin
Paul M. Galvin Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
2.1	Order Confirming Debtors’ Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on July 7, 2016 (File No. 000-22563).
2.2	Disclosure Statement for Amended Plan of Reorganization for SG Blocks, Inc., et al. under Chapter 11 of the Bankruptcy Code (incorporated herein by reference to Exhibit 2.2 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on July 7, 2016 (File No. 000-22563)).
2.3	Order of the Bankruptcy Court for the Southern District of New York Approving the Disclosure Statement and Setting Plan of Reorganization Confirmation Deadlines (incorporated herein by reference to Exhibit 2.3 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on July 7, 2016 (File No. 000-22563)).
3.1	Amended and Restated Certificate of Incorporation of SG Blocks, Inc. (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on July 7, 2016 (File No. 000-22563)).
3.2	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on July 7, 2016 (File No. 000-22563)).
3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of SG Blocks, Inc. (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on February 28, 2017 (File No. 000-22563)).
3.4	Certificate of Amendment to Certificate of Designation, dated May 11, 2017 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on May 12, 2017 (File No. 001-38037)).
3.5	Certificate of Elimination of Series A Convertible Preferred Stock, dated December 13, 2018 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on December 17, 2018 (File No. 001-38037)).
3.6	Certificate of Amendment to the Amended and Restated Certificate of Incorporation dated June 5, 2019 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on June 5, 2019 (File No. 001-38037)).
3.7	Form of Certificate of Designation of the Series B Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.7 to the Registration Statement on Form S-1/A (File No. 333-235295) as filed by SG Blocks, Inc. with the Securities and Exchange Commission on December 9, 2019).
3.8	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, of SG Blocks, Inc. (incorporated herein by reference to Exhibit 34.1 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on February 5, 2020 (File No. 001-38037)).
3.9	Amended and Restated Bylaws of SG Blocks, Inc. dated June 4, 2021 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on June 7, 2021 (File No. 001-38037)).
4.1	Form of Warrant to Purchase Common Stock (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on July 14, 2017 (File No. 001-38037)).
4.2	Form of Indenture (incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form S-3 (File No. 333-228882) as filed by SG Blocks, Inc. with the Securities and Exchange Commission on December 18, 2018).
4.3	Form of common stock Purchase Warrant (incorporated herein by reference to Exhibit 10.1 of the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on May 1, 2019 (File No. 001-38037)).
4.4	Form of Series A Common Stock Purchase Warrant (incorporated herein by reference to Exhibit 10.2 of the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on May 1, 2019 (File No. 001-38037)).
4.5	Form of Representative’s Warrant Agreement (incorporated herein by reference to Exhibit 4.1 of the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on July 31, 2019 (File No. 001-38037)).

4.7	Senior Secured Convertible Debenture, in the principal amount of $480,770, dated November 12, 2019 (incorporated herein by reference to Exhibit 4.1 of the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on November 13, 2019 (File No. 001-38037)).
4.8	Form of Placement Agent Warrant (incorporated herein by reference to Exhibit 4.2 of the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on November 13, 2019 (File No. 001-38037)).
4.9	Form of 9% Secured Note (incorporated herein by reference to Exhibit 4.1 of the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on February 6, 2020 (File No. 001-38037)
4.10	Form of Representative’s Warrant (incorporated herein by reference to Exhibit 4.14 to the Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on May 5, 2020 (File No. 333-237682)).
4.11	Form of Pre-Funded Warrant (incorporated herein by reference to Exhibit 4.15 to the Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on May 5, 2020 (File No. 333-237682)).
4.12	Description of Capital Stock (incorporated herein by reference to Exhibit 4.12 to the Annual Report on Form 10-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on April 15, 2021 (File No. 001-38037)).
4.13	Form of Series A Common Stock Warrant (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on October 26, 2021 (File No. 001-38037)).
4.15	Form of Pre-Funded Warrant (incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on October 26, 2021 (File No. 001-38037)).
5.1*	Legal Opinion of Gracin & Marlow, LLP
10.1#	Form of SG Blocks, Inc. Incentive Stock Option Agreement (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on November 1, 2016 (File No. 000-22563)).
10.2#	Form of SG Blocks, Inc. Nonqualified Stock Option Agreement (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on November 1, 2016 (File No. 000-22563)).
10.3#	Form of Director Indemnification Agreement (incorporated herein by reference to Exhibit 10.1 to the Registration Statement on Form S-1 (File No. 333-215922) as filed by SG Blocks, Inc. with the Securities and Exchange Commission on February 6, 2017).
10.4#	SG Blocks, Inc. Stock Incentive Plan (incorporated herein by reference to Exhibit 10.10 to the Registration Statement on Form S-1 (File No. 333-215922) as filed by SG Blocks, Inc. with the Securities and Exchange Commission on February 6, 2017).
10.5#	Executive Employment Agreement, effective as of January 1, 2017, between Paul M. Galvin and SG Blocks, Inc. (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on March 14, 2017 (File No. 000-22563)).
10.6#	Executive Employment Agreement, effective as of January 1, 2017, between Mahesh S. Shetty and SG Blocks, Inc. (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on March 14, 2017 (File No. 000-22563)).
10.7#	Executive Employment Agreement, effective as of January 1, 2017, between Stevan Armstrong and SG Blocks, Inc. (incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on March 14, 2017 (File No. 000-22563)).

10.8#	Amendment No. 1 to the SG Blocks, Inc. Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on June 5, 2018 (File No. 001-38037)).
10.9#	Form of SG Blocks, Inc. Restricted Share Unit Agreement (Non-Employee Directors) (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on July 30, 2018 (File No. 001-38037)).
10.10	Securities Purchase Agreement, dated April 25, 2019, between SG Blocks, Inc. and the purchasers thereto (incorporated herein by reference to Exhibit 10.1 of the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on April 26, 2019 (File No. 001-38037)).
10.11#	Form of Restricted Share Unit Agreement (incorporated herein by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q as filed by SG Blocks, Inc. with the Securities and Exchange Commission on August 14, 2019 (File No. 001-38037)).
10.12#	Form of Restricted Share Unit Agreement (Special Bonus) (incorporated herein by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q as filed by SG Blocks, Inc. with the Securities and Exchange Commission on August 14, 2019 (File No. 001-38037)).
10.13	Exclusive License Agreement, entered into as of October 3, 2019 by and between SG Blocks, Inc. and CPF MF 2019-1 LLC (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on October 9, 2019 (File No. 001-38037))
10.14	Loan Agreement and Promissory Note, dated effective October 3, 2019, between SG Blocks, Inc., as lender, and CPF GP 2019-1 LLC, as borrower (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on October 9, 2019 (File No. 001-38037))
10.15	Right of First Refusal Agreement, entered into as of October 9, 2019 by and between SG Blocks, Inc. and CMC Development LLC (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on October 15, 2019 (File No. 001-38037))
10.16	Amendment to Loan Agreement and Promissory Note between SG Blocks, Inc. and CPF GP 2019-LLC (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on October 15, 2019 (File No. 001-38037))
10.17	Second Amendment to Loan Agreement and Promissory Note dated November 7, 2019 between CPF GP 2019-1 LLC and SG Blocks, Inc (incorporated herein by reference to Exhibit 10.1 of the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on November 13, 2019 (File No. 001-38037)).
10.18	Securities Purchase Agreement, by and between SG Blocks, Inc. and RedDiamond Partners LLC, dated November 12, 2019 (incorporated herein by reference to Exhibit 10.2 of the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on November 13, 2019 (File No. 001-38037)).
10.19	Security Agreement, by and between SG Blocks, Inc. and RedDiamond Partners LLC, dated November 12, 2019 (incorporated herein by reference to Exhibit 10.3 of the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on November 13, 2019 (File No. 001-38037)).
10.20	Placement Agency Agreement, by and between SG Blocks, Inc. and ThinkEquity, a division of Fordham Financial Management, Inc., dated November 12, 2019 (incorporated herein by reference to Exhibit 10.4 of the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on November 13, 2019 (File No. 001-38037)).
10.21	Amendment No. 1 to Exclusive License Agreement, entered into as of October 3, 2019 by and between SG Blocks, Inc. and CPF MF 2019-1 LLC (incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q as filed by SG Blocks, Inc. with the Securities and Exchange Commission on November 14, 2019 (File No. 001-38037))
10.22	Waiver of Warrant (incorporated herein by reference to Exhibit 10.4 of the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on December 13, 2019 (File No. 001-38037)).
10.23	Promissory Note, dated January 21, 2020, issued by CPF GP 2019-1 LLC to SG Blocks, Inc. (incorporated herein by reference to Exhibit 10.1 of the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on January 23, 2020 (File No. 001-38037)
10.24	Promissory Note, dated January 21, 2020, issued by CPF GP 2019 -1 LLC to Paul Galvin (incorporated herein by reference to Exhibit 10.2 of the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on January 23, 2020 (File No. 001-38037)
10.25	Security Agreement, by and among CPF GP 2019-1 LLC, SG Blocks, Inc. and Paul Galvin, dated January 21, 2020 (incorporated herein by reference to Exhibit 10.3 of the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on January 23, 2020 (File No. 001-38037)
10.26	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 of the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on February 6, 2020 (File No. 001-38037)
10.27	Form of Pledge Agreement (incorporated herein by reference to Exhibit 10.2 of the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on February 6, 2020 (File No. 001-38037)
10.28	Distributorship Agreement between Osang Healthcare Co., Ltd. and SG Blocks, Inc., effective as of April 28, 2020 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2020 (File No. 001-38037))

10.29	Amendment to Distributorship Agreement between Osang Healthcare Co., Ltd. and SG Blocks, Inc., dated April 30, 2020 (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2020 (File No. 001-38037)).
10.30	Agreement between Osang Group Co. Ltd. and SG Blocks, Inc., dated May 1, 2020 (incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2020 (File No. 001-38037)).
10.31#	Amendment No. 2 to the SG Blocks, Inc. Stock Incentive Plan (incorporated by reference to Appendix A to the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 25, 2020)
10.32#	Asset Purchase Agreement by and between SG Echo, LLC and Echo DCL, LLC, dated September 17, 2020 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 22, 2020 (File No. 001-38037)).
10.33#	Offer Letter dated November 11, 202 between SG Blocks, Inc. and William Rogers (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on December 10, 2020 (File No. 001-38037))
10.34	Unimproved Property Contract, dated February 25, 2021, by and between SG Blocks, Inc. and Northport Harbor LLC (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on May 11, 2021 (File No. 001-38037)).
10.35	Settlement and Mutual Release Agreement, dated June 15, 2021, by and among CPF GP 2019-1 LLC, Capital Plus Financial, LLC and SG Blocks, Inc. (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on June 21, 2021 (File No. 001-38037)).
10.36	Termination of Exclusive License Agreement, effective June 15, 2021 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on June 21, 2021 (File No. 001-38037)).
10.37	Assignment of Limited Rights Under Membership Interest Redemption Agreement, dated June 15, 2021, by and among Capital Plus Financial, LLC, SG Blocks, Inc. and CPF GP 2019-1 LLC (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on June 21, 2021 (File No. 001-38037)).
10.38	Operating Agreement by and between SGB Development Corp., Jacoby Development, Inc. and JDI-Cumberland Inlet. LLC, dated June 24, 2021 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on June 28, 2021 (File No. 001-38037)).
10.39	Fabrication and Building Services Agreement by and between JDI-Cumberland Inlet, LLC and SG Echo, LLC, dated June 24, 2021 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on June 28, 2021 (File No. 001-38037)).
10.40	Real Estate Lien Note, dated July 14, 2021, in the principal amount of $2,000,000 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on July 19, 2021 (File No. 001-38037)).
10.41	Deed of Trust, dated July 14, 2021 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on July 19, 2021 (File No. 001-38037)).
10.42	Assignment of Leases and Rents, dated July 8, 2021 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on July 19, 2021 (File No. 001-38037)).
10.43	Employment Agreement, dated September 27, 2021, between SG Blocks, Inc. and William Rogers (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on October 1, 2021 (File No. 001-38037)).
10.44	Employment Agreement, dated September 30, 2021, between SG Blocks, Inc. and Gerald Sheeran (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on October 1, 2021 (File No. 001-38037)).
10.45	Placement Agency Agreement, dated as of October 25, 2021, by and between the Company and the Placement Agent (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on October 26, 2021 (File No. 001-38037)).
10.46	Securities Purchase Agreement, dated as of October 25, 2021, by and between the Company and the Purchaser named therein (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on October 26, 2021 (File No. 001-38037)).
21.1	List of Subsidiaries (incorporated herein by reference to Exhibit 21.1 to the Annual Report on Form 10-K as filed by SG Blocks, Inc. with the Securities and Exchange Commission on April 15, 2021 (File No. 001-38037)).
23.1**	Consent of Whitley Penn LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Gracin & Marlow, LLP (contained in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of the initially filed Registration Statement)

* **	Previously Filed. Filed herewith.